Exhibit 99.1

IN THE EIGHTEENTH JUDICIAL CIRCUIT COURT

STATE OF ILLINOIS – COUNTY OF DUPAGE

CHANCERY DIVISION

HOUSSAM HAMMOUD, Derivatively on Behalf of GREAT LAKES DREDGE & DOCK CORPORATION,

                Plaintiff,

vs.

JONATHAN W. BERGER, NATHAN D. LEIGHT, CARL A. ALBERT, STEPHEN H. BITTEL, PETER R. DEUTSCH, DOUGLAS B. MACKIE, and JASON G. WEISS,

                       Defendants,

and

GREAT LAKES DREDGE & DOCK CORPORATION,

                                   Nominal Defendant.

Civil Action No. 13-CH-001110

ST. LUCIE COUNTY FIRE DISTRICT FIREFIGHTERS PENSION TRUST FUND, Derivatively on Behalf of Nominal Defendant GREAT LAKES DREDGE & DOCK CORPORATION,

              Plaintiff,

vs.

NATHAN D. LEIGHT, DOUGLAS MACKIE, CARL A. ALBERT, JONATHAN W. BERGER, PETER R. DEUTSCH, JASON G. WEISS, and STEPHEN H. BITTEL,

                    Defendants,

and

GREAT LAKES DREDGE & DOCK CORPORATION,

                                   Nominal Defendant.

Civil Action No. 13-CH-002438

NOTICE TO CURRENT GREAT LAKES DREDGE & DOCK

CORPORATION SHAREHOLDERS

TO:	ALL OWNERS OF GREAT LAKES DREDGE & DOCK CORPORATION (“GREAT LAKES” OR “THE COMPANY”) COMMON STOCK AS OF APRIL 29, 2015 (“CURRENT GREAT LAKES SHAREHOLDERS”).[1]

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THESE ACTIONS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTIONS, CURRENT GREAT LAKES SHAREHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THESE ACTIONS ARE NOT “CLASS ACTIONS.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS WITH RESPECT TO THE MERITS OF THE ACTIONS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF GREAT LAKES COMMON STOCK ON THE DATE ABOVE, PLEASE TRANSMIT THIS NOTICE TO SUCH BENEFICIAL OWNER.

YOU ARE HEREBY NOTIFIED, pursuant to 805 ILCS 5/7.80 and an Order of the Eighteenth Judicial Circuit Court for the State of Illinois, DuPage County, Chancery Division (the “Court”), that a proposed settlement agreement (the “Settlement”) has been reached between Great Lakes, the Individual Defendants, and Plaintiffs, on behalf of themselves and derivatively

[1]

This Notice incorporates by reference the definitions in the Stipulation and Agreement of Settlement (“Stipulation”) fully executed as of April 29, 2015, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation. The Stipulation may be inspected at the office of the Clerk of the Eighteenth Judicial Circuit Court for the State of Illinois, DuPage County, Chancery Division, located at 505 County Farm Road, Wheaton, Illinois 60187, during business hours of each business day.

on behalf of Great Lakes, in connection with the following shareholder derivative actions: (a) Hammoud v. Berger, et al., Consolidated Case No. 13-CH-001110 (the “Hammoud Action”) and St. Lucie County Fire District Firefighters Pension Trust Fund v. Leight, et al., Civil Action No. 13-CH-002438, pending in the above Court (the “St. Lucie Action” and, collectively, the “State Action”); and (b) Griffin v. Berger, et al., Case No. 1:13-cv-04907 pending in the United States District Court for the Northern District of Illinois (the “Federal Action” and, collectively with the State Action, the “Actions”).

Plaintiffs filed the Actions derivatively on behalf of Great Lakes and allege that the Individual Defendants breached their fiduciary duties to the Company in connection with Great Lakes’s restatement of its financial statements for the second and third quarters of 2012. The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Actions on the terms set forth in the Stipulation, which are summarized in this Notice, and include the dismissal of the Actions with prejudice.

As explained below, a hearing (the “Settlement Hearing”) shall be held before the Court in the State Action on August 7, 2015, at 9:00 a.m. to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court. You have the right to object to the Settlement in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Final Order and Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Actions, but is merely to advise you of the proposed Settlement and of your rights as a Current Great Lakes Shareholder.

I.	BACKGROUND OF THE ACTIONS

A.	Factual Background

Great Lakes is the largest provider of dredging services in the U.S. and the only U.S. dredging company with significant international operations. Although Great Lakes has traditionally been, and remains, best-known for its dredging services, dating to 1890, the Company, for a time, owned a demolition subsidiary, which it sold on April 23, 2014.

On March 14, 2013, Great Lakes announced that it would need to restate its financial statements for the second and third quarters of 2012 (the periods ended June 30, 2012 and September 30, 2012, respectively). The Company stated that a material weakness existed in its internal control over financial reporting and that the Company’s 2012 annual financial results would not be timely filed with the U.S. Securities and Exchange Commission (the “SEC”).2

On March 29, 2013, Great Lakes filed amended quarterly reports for the second and third quarters of 2012 on SEC Form 10-Q/A. The amended reports revealed that the Company’s net income had been overstated by $3.166 million, or $0.05 per diluted common share, and $3.204 million, or $0.05 per diluted common share, in the second and third quarters of 2012, respectively.

[2]	The Company’s subsequent public filings stated that there was “a material weakness in our internal control over financial reporting.” Specifically, “as of December 31, 2012, our disclosure controls and procedures were not effective in providing reasonable assurance that information required to be disclosed in the reports that we file or submit under the [Securities Exchange Act of 1934] is a) accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding disclosure and b) recorded, processed, summarized and reported within the time periods specified in the [SEC]’s rules and forms, due to a material weakness in our internal control over financial reporting.”

B.	Procedural Background

1.	This Action

On March 28, 2013, plaintiff Hammoud filed a shareholder derivative action on behalf of Great Lakes captioned Hammoud v. Berger, et al., Civil Action No. 13-CH-001110, in the Eighteenth Judicial Circuit Court for the State of Illinois, DuPage County, Chancery Division. The Hammoud Action asserts claims for breaches of fiduciary duties related to Great Lakes’s restatement of its financial statements for the second and third quarters of 2012. On June 7, 2013, this Court entered an order in the Hammoud Action scheduling the filing of an amended complaint, but otherwise staying the Hammoud Action pending a decision on the motion to dismiss in a related securities fraud class action in the Federal Court, captioned In re Great Lakes Dredge & Dock Corporation Securities Litigation, Case No. 1:13-cv-02115 (the “Securities Class Action”).

On June 25, 2013, plaintiff St. Lucie filed a shareholder derivative action on behalf of Great Lakes in the Cook County Judicial Circuit Court for the State of Illinois, Chancery Division, captioned St. Lucie County Fire District Firefighters Pension Trust Fund v. Leight, et al., Civil Action No. 13-CH-15483. On July 8, 2013, St. Lucie filed a motion to transfer the St. Lucie Action to this Court. On August 23, 2013, the St. Lucie Action was docketed in this Court under case number 13-CH-002438.

On September 5, 2013, this Court entered an order providing that plaintiffs Hammoud and St. Lucie would file a consolidated complaint after the Court entered an order consolidating the Hammoud and St. Lucie Actions (thus forming this consolidated Action), and that this Action would otherwise remain stayed pending a decision on the motion to dismiss in the Securities

Class Action. On September 25, 2013, this Court entered an order consolidating the Hammoud Action and the St. Lucie Action. Pursuant to the Court’s order, the State Plaintiffs filed a Consolidated Verified Shareholder Derivative Complaint on December 9, 2013. The State Plaintiffs asserted claims on behalf of Great Lakes for breach of fiduciary duty and unjust enrichment.

2.	The Federal Action

On July 9, 2013, plaintiff Griffin filed a shareholder derivative complaint initiating the Federal Action on behalf of Great Lakes in the Federal Court. In the Federal Action, plaintiff Griffin raised substantially similar allegations and claims as those asserted in This Action. On September 19, 2013, the Federal Court entered an order staying the Federal Action pending a decision on the motion to dismiss in the Securities Class Action.

3.	The Securities Class Action

On March 19, 2013, the Securities Class Action was filed in the Federal Court. On September 24, 2014 U.S. District Judge Norgle denied defendants’ motion to dismiss the Securities Class Action. Although Judge Norgle granted the defendants’ motion to reconsider, the order denying the motion to dismiss was reaffirmed on October 21, 2014.

4.	The SEC

On October 27, 2014, pursuant to an agreement reached between the SEC and Great Lakes, the Company consented to the entry of an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order and a Civil Penalty (the “SEC Order”). According to the SEC Order, (a) inadequate internal controls over revenue recognition with respect to pending change orders on demolition projects failed to prevent or detect overstatements of revenues in the Company’s demolition segment during the second and third quarters of 2012; (b) a material weakness in the Company’s system of internal control over financial reporting failed to prevent or detect misstatements of the Company’s financial statements for the quarterly and year-to-date periods ended June 30, 2012, and September 30, 2012; (c) the Company did not comply with its accounting policies set forth in its annual SEC filings; and (d) by overstating revenue in its demolition segment, Great Lakes also materially overstated its net income for the second and third quarters of 2012. Great Lakes neither admitted nor denied the SEC’s findings. Great Lakes agreed to pay a civil money penalty in the amount of $150,000 to the SEC.

5.	The Mediation and Settlement

On November 4, 2014, Hammoud, St. Lucie and Griffin submitted a joint mediation statement and settlement demand in anticipation of an in-person mediation, which subsequently took place on November 11, 2014 in San Francisco, California (the “Mediation”). The Parties to the Actions (as well as the parties to the Securities Class Action) participated in the Mediation, which was held before an experienced mediator and former San Francisco County Superior Court judge, the Honorable William J. Cahill (Ret.) (“Judge Cahill” or the “Mediator”). While the mediation did not result in a resolution of the Actions, the Parties’ submissions and other communications in connection with the Mediation served as the basis for subsequent negotiations, overseen by Judge Cahill. With the substantial assistance of Judge Cahill, the Parties reached an agreement in principle to settle the Actions. They subsequently negotiated and executed the Stipulation.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE SETTLEMENT

In conjunction with litigating and settling the Actions, Plaintiffs’ Counsel state that they, among other things: (a) inspected, analyzed, and reviewed the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, analysts’ reports, and news articles; (b) drafted and filed the multiple complaints in the Actions; (c) researched the applicable law with respect to the claims asserted in the Actions and the potential defenses thereto; (d) researched corporate governance issues; (e) prepared a joint mediation statement and settlement demand, and subsequently participated in the November 11, 2014 in-person Mediation before Judge Cahill in San Francisco; and (f) engaged in extensive post-Mediation settlement discussions with Defendants’ Counsel, overseen by the Mediator.

Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, Plaintiffs have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial(s) and through possible appeal(s). Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex cases, such as the Actions, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, Great Lakes, and Current Great Lakes Shareholders, and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny that they have violated any laws, breached their fiduciary duties to Great Lakes, or engaged in any wrongdoing whatsoever.

Without admitting the validity of any of the claims Plaintiffs have asserted in the Actions, or any liability with respect thereto, the Individual Defendants and Great Lakes have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, Defendants believe that the Settlement is fair, reasonable, adequate, and in the best interests of Great Lakes, the Individual Defendants, Plaintiffs, and Current Great Lakes Shareholders.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is or may be construed or used as evidence of the validity of any of Plaintiffs’ Released Claims, or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Court on August 7, 2015, at 9:00 a.m. at the Eighteenth Judicial Circuit Court for the State of Illinois, DuPage County, Chancery Division, located at 505 County Farm Road, Wheaton, Illinois 60187, to determine: (a) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (b) whether the Final Order and Judgment approving the Settlement should be entered; and (c) whether Plaintiffs’ Counsel’s agreed-to Fee Award and the Service Awards to the named Plaintiffs should be finally approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

V.	CORPORATE GOVERNANCE MATTERS

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation. The Stipulation has been filed with the Court and the following is only a summary of the corporate governance matters addressed in the Stipulation.

First, the Company agreed and acknowledged that the initiation and pendency of the Actions was considered by the Board in nominating and electing a new director to the Board on August 12, 2013. This new director is a Certified Public Accountant and a Certified Internal Auditor who previously led the regional audit practice of a major accounting firm. She also serves as the Chair of the Audit Committee of two other publicly traded companies, Watsco Incorporated (WSO) and Steiner Leisure Limited (STNR). She qualifies as an independent director under the standards of NASDAQ.

Second, the Company further agreed and acknowledged that the initiation and pendency of the Actions was considered by the Company in implementing a comprehensive remediation plan (the “Remediation Plan”) to address the material weakness identified as of year-end 2012. The Company’s Remediation Plan included: (a) the review of organizational resources at the Company’s demolition subsidiary, focused on the project management and accounting functions; (b) the finance team at the demolition subsidiary reporting directly to the corporate finance function; (c) increases in the level of resources in the accounting, internal audit, and compliance functions at the corporate office; (d) evaluation of the information technology systems at the demolition subsidiary; and (e) additional training of demolition subsidiary and corporate accounting personnel. As a result of the Remediation Plan, the Company fully remediated the material weakness as of year-end 2013.

Third, the Company further agreed and acknowledged that the Board made revisions to the Charter of the Audit Committee on May 7, 2013, subsequent to the initiation of the Actions. Attached as Exhibits A-1 and A-2 are the earlier version of the Charter and the May 7, 2013 Audit Committee Charter highlighting those changes. By way of summary, some of the more significant revisions are as follows:

•	Structure

•	The revised Charter states that each Committee member must meet independence requirements of NASDAQ, and satisfy the requirements for audit committee service imposed by the Securities Exchange Act of 1934 and any other applicable governmental or regulatory authorities.

•	The revised Charter states that at least one member of the Committee must be an “audit committee financial expert” in accordance with the rules of the SEC.

•	Process

•	The revised Charter states that the Committee shall review reports and responses between management and the independent auditor or internal audit staff.

•	The revised Charter states that the independent auditor shall report directly to the Committee.

•

The revised Charter states that the Committee shall review annually, prior to the completion of the annual audit, a report from the independent auditor describing (i) all critical accounting policies and practices to be reflected in the annual audit; (ii) all alternative treatments of financial information within generally accepted accounting principles for policies and procedures related to material items that have been discussed with management, and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. The Committee shall review any reports on similar topics prepared by management and shall discuss with the independent auditor any material issues raised in such reports.

•	The revised Charter states that the Committee shall (i) meet separately, periodically, with management, with internal audit staff and with the independent auditor, (ii) discuss with internal audit staff and management their views as to the competence, performance, and independence of the independent auditor, and (iii) prepare the report of the Committee required to be included in the Company’s annual report or proxy statement.

•	The revised Charter states that the Committee shall review and reassess the adequacy of the Charter annually, and conduct an annual performance evaluation of the Committee.

The Company agrees that it shall maintain until at least December 31, 2017, the substance of these revisions unless applicable laws, regulations, or requirements change. The Company may further revise the Charter of the Audit Committee from time to time as it sees fit without violating this provision, so long as the Company determines in good faith that such further revisions do not conflict with the substance of the May 7, 2013, revisions.

The Parties agree that these corporate governance matters referred to above have provided and will provide substantial benefits to Great Lakes and Current Great Lakes Shareholders.

VI.	DISMISSAL AND RELEASES

If the Court approves the Settlement at the Settlement Hearing, the Parties will jointly request entry of the Final Order and Judgment by the Court, the entry of which is a condition of the Stipulation: (a) approving finally the Settlement set forth in the Stipulation as fair, adequate, and reasonable, and directing its consummation pursuant to its terms; (b) dismissing with prejudice the Actions and all of Plaintiffs’ Released Claims3 against Defendants’ Released

[3]	The terms Plaintiffs’ Released Claims, Plaintiffs’ Released Persons, Defendants’ Released Claims and Defendants’ Released Persons are defined as follows:

•	“Defendants’ Released Claims” means collectively all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, including both known claims and Unknown Claims (defined below), asserted or that might have been asserted in any forum by Defendants’ Released Persons against Plaintiffs’ Released Persons, which arise from, are based on, or relate in any way, directly or indirectly, to the institution, prosecution, or settlement of the Actions (except for claims to enforce the Settlement).

•	“Defendants’ Released Persons” means each of the Defendants and, to the maximum extent permitted by law, each of Defendants’ immediate family members, spouses, heirs, executors, estates, administrators, successors, trustees, assigns, and any trusts in which Defendants, or any of them, are settlors, or which are for the benefit of any Defendants and/or members of his or her immediate family; any entity in which a Defendant, and/or members of his or her family has a controlling interest; each of the Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Actions; Defendants’ insurers; and all of Great Lakes Dredge & Dock Corporation’s present and former directors and officers, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, and divisions.

•	“Plaintiffs’ Released Claims” means collectively all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, including both known claims and Unknown Claims, asserted or that might have been asserted in any forum by Plaintiffs’ Released Persons or any other Current Great Lakes Shareholder derivatively on behalf of Great Lakes, against Defendants’ Released Persons, that were or might have been alleged or asserted in the Actions and that arise from, are based on, or relate in any way, directly or indirectly, to the allegations, facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions, or failures to act that were alleged in the Actions or the Securities Class Action (except for claims to enforce the Settlement).

•

“Plaintiffs’ Released Persons” means Plaintiffs, Plaintiffs’ Counsel and each of their immediate family members, spouses, heirs, executors, administrators, successors, trustees, attorneys, personal or legal representatives, advisors, estates, assigns, and agents thereof.

Persons; (d) permanently barring and enjoining the institution, commencement, or prosecution by Plaintiffs’ Released Persons and all Current Great Lakes Shareholders against Defendants’ Released Persons of any of Plaintiffs’ Released Claims or any claims arising from, relating to, or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Actions; and (e) permanently barring and enjoining the institution, commencement, or prosecution by Defendants’ Released Persons against Plaintiffs’ Released Persons of any of Defendants’ Released Claims or any claims arising from, relating to, or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Actions.

In consideration of the obligations and commitments undertaken by Defendants and the releases by Defendants’ Released Persons, which constitute good and valuable consideration, and subject to the terms and conditions of the Stipulation, on the Effective Date, Plaintiffs’ Released Persons and all Current Great Lakes Shareholders (solely in their capacity as Great Lakes shareholders) shall fully, finally and forever release, relinquish and discharge as against Defendants’ Released Persons any and all of Plaintiffs’ Released Claims (including Unknown Claims), and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Plaintiffs’ Released Claims against Defendants’ Released Persons.

In consideration of the obligations and commitments undertaken by the Parties, which constitute good and valuable consideration, and subject to the terms and conditions of the Stipulation, on the Effective Date, Defendants’ Released Persons shall fully, finally and forever release, relinquish and discharge as against Plaintiffs’ Released Persons any and all of Defendants’ Released Claims (including Unknown Claims), and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims against Plaintiffs’ Released Persons.

VII.	ATTORNEYS’ FEES AND EXPENSES

In recognition of the substantial benefits provided to Great Lakes and Current Great Lakes Shareholders as a result of the terms of this Settlement, including the corporate governance matters referred to above, Plaintiffs’ Counsel will request, subject to the Court’s approval, attorneys’ fees and expenses in the total amount of $300,000 (the “Fee Award”). The amount of the Fee Award is the result of a mediator’s proposal by Judge Cahill that was agreed to by the parties. To date, Plaintiffs’ Counsel have neither received any payment for their services in conducting the Actions, nor have they been reimbursed for their out-of-pocket expenses incurred.

Any or all of the Plaintiffs may apply for Court-approved service awards in the amount of $1,500.00 each (the “Service Awards”). The Service Awards shall be funded from the Fee Award, to the extent that agreement is approved in whole or part. Defendants shall take no position on the Service Awards.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current Great Lakes Shareholder may object and/or appear and show cause, if he, she, or it has any concern why the Settlement should not be finally approved as fair, reasonable, and adequate, or why the Final Order and Judgment should not be entered, or why the Fee Award or Service Awards should not be approved; provided, however, unless otherwise ordered by the Court, no Current Great Lakes Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered thereon approving the same, or the Fee Award or Service Awards, unless that shareholder has, at least fourteen (14) days prior to the Settlement Hearing: (a) filed with the Clerk of the Court a signed, written objection to the Settlement setting forth: (i) the nature of the objection; (ii) proof of ownership of Great Lakes common stock through the date of the Settlement Hearing, including the number of shares of Great Lakes common stock and the date of purchase; and (iii) any and all documentation in support of such objection; and (b) if a Current Great Lakes Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (a) above, filed with the Clerk of the Court: (i) a written notice of such shareholder’s intention to appear; (ii) a statement that indicates the basis for such appearance; and (iii) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony. If a Current Great Lakes Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Judith S. Scolnick

SCOTT+SCOTT, ATTORNEYS AT LAW, LLP

The Chrysler Building

405 Lexington Avenue, 40th Floor

New York, NY 10174

-and-

William B. Federman

FEDERMAN & SHERWOOD

10205 N. Pennsylvania Avenue

Oklahoma City, OK 73120

Counsel for the Plaintiffs in the State Action

Walter C. Carlson SIDLEY AUSTIN LLP One South Dearborn Chicago, IL 60603 Counsel for Defendants

Any Current Great Lakes Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, or the Fee Award and Service Awards, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

IX.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (a) entry of the requested Final Order and Judgment by this Court; (b) expiration of the time to appeal from or alter or amend the Final Order and Judgment; (c) dismissal with prejudice of the Federal Action; and (d) expiration of the time to appeal from or alter or amend the dismissal with prejudice of the Federal Action. If, for any reason, any one of the conditions described in the Stipulation is not met, the Stipulation might be terminated and, if terminated, will become, subject to certain exceptions identified in the Stipulation, null and void, and the Parties to the Stipulation will be restored to their respective positions as of April 29, 2015.

X.	EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Actions, reference is made to the Stipulation, which may be inspected at the office of the Clerk of the Eighteenth Judicial Circuit Court for the State of Illinois, DuPage County, Chancery Division, located at 505 County Farm Road, Wheaton, Illinois 60187, during business hours of each business day.

Any other inquiries regarding the Settlement or the Actions should be addressed in writing to the following:

Judith S. Scolnick

SCOTT+SCOTT, ATTORNEYS AT LAW, LLP

The Chrysler Building

405 Lexington Avenue, 40th Floor

New York, NY 10174

-and-

William B. Federman

FEDERMAN & SHERWOOD

10205 N. Pennsylvania Avenue

Oklahoma City, OK 73120

Counsel for the Plaintiffs in the State Action

PLEASE DO NOT TELEPHONE THE COURT OR GREAT LAKES REGARDING THIS NOTICE.